As filed with the Securities and Exchange Commission on March 8, 1996
                         Registration No. 33-__________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                           WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


         Louisiana                                      72-6017893
     (State or other                                 (I.R.S. Employer
jurisdiction of incorporation                       Identification Number)
     or organization)
                             228 St. Charles Avenue
                          New Orleans, Louisiana 70130
                                 (504) 586-7272
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                      ------------------------------------


                           WHITNEY HOLDING CORPORATION
                         ASSUMPTION OF STOCK OPTIONS OF
                         FIRST CITIZENS BANCSTOCK, INC.
                            (Full title of the Plan)

                      ------------------------------------


     EDWARD B. GRIMBALL                           Copy to:
  Executive-Vice President                     VIRGINIA BOULET
 and Chief Financial Officer                    Phelps Dunbar
 Whitney Holding Corporation                    Texaco Center
   228 St. Charles Avenue                    400 Poydras Street
New Orleans, Louisiana  70130         New Orleans, Louisiana  70130-3245
       (504) 586-7117
(Name, address, including zip code,
and telephone number, including area code, of agent for service)

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       Proposed                Proposed
                                                                       maximum                 maximum
                Title of each                           Amount         offering                aggregate
             class of securities                         to be         price per               offering                Amount of
              to be registered                        registered        unit(1)                price(1)             registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock.................................       192,552 shares       $31.56               $6,076,941.12               $2,096
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices per share of the Common Stock on March 6, 1996.

5025_1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, (including portions of the Company's Proxy Statement for the 1995 annual meeting of shareholders stated therein to be incorporated therein by reference).

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

         (3) The description of the Company's Common Stock set forth in its Current Report on Form 8-K dated January 19, 1996 filed pursuant to Section 13 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         This item is not applicable because the Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         No expert named in the Registration Statement as having prepared or certified any part thereof or counsel for the Company named as having given an opinion on the validity of the securities registered or other legal matters in connection with the registration or offering of such securities was employed for such purpose on a contingent basis, or had or is to receive in connection with the offering a substantial or direct or indirect interest in the Company or any

5025_1
                                                        -1-
of its subsidiaries, or was connected to the Company or its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The corporation laws of Louisiana and the Company's Articles of Incorporation and Bylaws provide for indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and limitation of liability of a director to the Company or its shareholders for monetary damages unless the director failed to meet specified standards of conduct.

         The Company has insurance covering expenditures which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         This item is not applicable because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.


ITEM 8.  EXHIBITS.

        5.1 Opinion of Phelps Dunbar as to the legality of the securities being registered

       23.1       Consent of Arthur Andersen & Co.

       23.2       Consent of Phelps Dunbar (included in Exhibit 5)

       24.1       Power  of  Attorney  (included  on  signature  page  of   this
                  Registration Statement)


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this registration statement:

                  (i)      To  include any prospectus required by Section 10 (a)
         (3) of the Securities Act of 1933;


5025_1
                                       -2-

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


5025_1
                                       -3-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 24th day of January, 1996.


                                            WHITNEY HOLDING CORPORATION



                                            By:      /s/ William L. Marks
                                              ----------------------------------
                                                     William L. Marks
                                                     Chairman of the Board


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Edward B Grimball, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                      Title                                 Date
    ---------------------------                 ------------------------------               ----------------
    /s/ William L. Marks                            Chairman of the Board                   January 24, 1996
    ---------------------------
        William L. Marks                         and Chief Executive Officer



    /s/ R. King Milling                             Director and President                   January 24, 1996
   ------------------------------
           R. King Milling


5025_1
                                       S-1


           Signature                                      Title                                 Date
    ---------------------------                 ------------------------------               ----------------

     /s/ Edward B. Grimball                      Executive Vice President and                January 24, 1996
    ----------------------------
         Edward B. Grimball                        Chief Financial Officer
                                                 (Principal Financial Officer)

      /s/ Michael D. Charbonnet                                                              January 24, 1996
     ---------------------------
        Michael D. Charbonnet                   (Principal Accounting Officer)


     /s/ Harry J. Blumenthal, Jr.                          Director                          January 24, 1996
    -----------------------------
      Harry J. Blumenthal, Jr.


    /s/ Joel B. Bullard, Jr.                               Director                          January 24, 1996
   -------------------------------
        Joel B. Bullard, Jr.


     /s/ James M. Cain                                     Director                          January 24, 1996
    -----------------------------
            James M. Cain


   -----------------------------                           Director                          January 24, 1996
         Angus R. Cooper, II


     /s/ Robert H. Crosby, Jr.                             Director                          January 24, 1996
    -----------------------------
        Robert H. Crosby, Jr.


     /s/ Richard B. Crowell                                Director                          January 24, 1996
    -----------------------------
         Richard B. Crowell


     /s/ William A. Hines                                  Director                          January 24, 1996
    -----------------------------
          William A. Hines


     /s/ Robert E. Howson                                  Director                          January 24, 1996
    ----------------------------
          Robert E. Howson


    -----------------------------                          Director                          January 24, 1996
            John J. Kelly



5025_1
                                       S-2


           Signature                                      Title                                 Date
    ---------------------------                 ------------------------------               ----------------
     /s/ E. James Kock, Jr.                                Director                          January 24, 1996
    -----------------------------
         E. James Kock, Jr.


    /s/ John G. Phillips                                   Director                          January 24, 1996
   -------------------------------
          John G. Phillips


     /s/ John K. Roberts, Jr.                              Director                          January 24, 1996
    ------------------------------
        John K. Roberts, Jr.


    /s/ W. P. Snyder III                                   Director                          January 24, 1996
   ------------------------------
          W. P. Snyder III


     /s/ Warren K. Watters                                 Director                          Janaury 24, 1996
    ----------------------------
          Warren K. Watters



5025_1
                                       S-3

                                  March 7, 1996







                                                                       8916-0032


Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, Louisiana 70130

         Re:      Whitney Holding Corporation
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Whitney Holding Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the issuance by the Company of up to 192,552 shares (the "Company Shares") of the Company's common stock, no par value in connection with the assumption of stock options held by the former directors and executive officers of First Citizens Bancstock, Inc. In so acting, we have examined and relied upon the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.

         In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are

18943_1
of the opinion that the Company Shares have been duly authorized, and, when issued and sold upon the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         The foregoing opinions are limited to the laws of the State of Louisiana and the federal laws of the United States of America. We express no opinion as to matters governed by the laws of any other state. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

         This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,



                                                     PHELPS DUNBAR, L.L.P


VB:mpf


18943_1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors
Whitney Holding Corporation

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 13, 1995 (except with respect to the matter discussed in the last paragraph of Note 14, as to which the date is February 17, 1995), included in Whitney Holding Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.




                               ARTHUR ANDERSEN LLP

New Orleans, Louisiana
March 7, 1996